EX-33.5
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Certification Regarding Compliance with Applicable Servicing Criteria


1. R&G Mortgage Corp. and R-G Premier Bank of Puerto Rico (together the "Company"), wholly owned subsidiaries of R&G Financial Corporation are responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of December 31, 2007 and for the period from July 1, 2007 to December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include asset-backed securities transactions backed by conventional fixed rate residential mortgage loans issued on or after January 1, 2006 for which transactions the Company acted as servicer, that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Platform");

2. Except as set forth in paragraph 3 below, the Company used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

3. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to the Company based on the activities it performs with respect to the Platform;

4. R&G Financial Corporation's liquidity is subject to, among other things, it's ability to negotiate extensions of R&G Mortgage Corp's credit facilities which expire throughout 2008. Failure to obtain extensions of the credit facilities would have a material adverse effect on R&G Financial Corporation's liquidity and financial condition and could result in banking regulators placing further restrictions on R&G Financial Corporation's operations or taking actions that could have a material adverse effect on the value of R&G Financial Corporation's preferred and common stock.

5. The Government National Mortgage Association (GNMA") notified R&G Mortgage Corp. that it was withdrawing its authority to act as a GNMA issuer and as a servicer of GNMA mortgage pools as a result of its lack of audited financial statements. R&G Mortgage Corp. had received notice from GNMA extending until October 9, 2007 its authority to act as a servicer of GNMA mortgage pools. GNMA has since granted a further extension to R&G Mortgage Corp. This extension allows R&G Mortgage Corp. to continue acting as a servicer of GNMA mortgage pools, but R&G Mortgage Corp. is not allowed to issue additional securities. Management expects for the current extension to continue unless R&G Mortgage Corp. was to lose its status as a United State Department of Housing and Urban Development - FHA Title II approved lender.

6. The Company has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix B hereto; and


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7. PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on the Company's assessment of compliance with the applicable servicing criteria for the Reporting Period.


April 11, 2008


By: /s/ Steven Velez
Name: Steven Velez
Title: President


By: /s/ Ismenia Isidor
Name: Ismenia Isidor
Title: Senior Vice-President - Servicing


By: /s/ Joanellie Vargas
Name: Joanellie Vargas
Title: Senior Vice-President - Finance
(for investor accounting)


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Appendix A

                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                                 SERVICING CRITERIA                    SERVICING CRITERIA                CRITERIA

                                                                                Performed
                                                                                by                  Performed by     NOT
                                                                                Vendor(s)           subservicer(s)   performed by
                                                                                for which           or vendor(s)     the Company
                                                                                the                 for which the    or by
                                                                   Performed    Company is          Company is       subservicer(s)
                                                                   Directly     the                 NOT the          or vendor(s)
                                                                   by           Responsible         Responsible      retained by the
Reference                             Criteria                     the Company  Party               Party            Company
                 General Servicing Considerations

1122(d)(1)(i)    Policies and procedures are instituted                X
                 to monitor any performance or other
                 triggers and events of default in
                 accordance with the transaction
                 agreements.

1122(d)(1)(ii)   If any material servicing activities                                                                    X
                 are outsourced to third parties, policies
                 and procedures are instituted to monitor
                 the third party's performance and
                 compliance with such servicing
                 activities.

1122(d)(1)(iii)  Any requirements in the transaction                   X
                 agreements to maintain a back-up servicer
                 for the pool assets are maintained.

1122(d)(1)(iv)   A fidelity bond and errors and                        X
                 omissions policy is in effect on the
                 party participating in the servicing
                 function throughout the reporting period
                 in the amount of coverage required by and
                 otherwise in accordance with the terms of
                 the transaction agreements.

                 Cash Collection and Administration

1122(d)(2)(i)    Payments on pool assets are deposited                 X
                 into the appropriate custodial bank
                 accounts and related bank clearing
                 accounts no more than two business days
                 following receipt, or such other number
                 of days specified in the transaction
                 agreements.

1122(d)(2)(ii)   Disbursements made via wire transfer on               X
                 behalf of an obligor or to an investor are
                 made only by authorized personnel.

1122(d)(2)(iii)  Advances of funds or guarantees                       X
                 regarding collections, cash flows or
                 distributions, and any interest or other
                 fees charged for such advances, are made,
                 reviewed, and approved as specified in
                 the transaction agreements.

1122(d)(2)(iv)   The related accounts for the                          X
                 transaction, such as cash reserve
                 accounts or accounts established as a
                 form of overcollateralization, are
                 separately maintained (e.g., with respect
                 to commingling of cash) as set forth in
                 the transaction agreements.

1122(d)(2)(v)    Each custodial account is maintained at               X
                 a federally insured depository
                 institution as set forth in the
                 transaction agreements. For purposes of
                 this criterion, "federally insured
                 depository institution" with respect to a
                 foreign financial institution means a
                 foreign financial institution that meets
                 the requirements of Rule 13k-1(b)(1)
                 of the Securities Exchange Act.

1122(d)(2)(vi)   Unissued checks are safeguarded so as                 X
                 to prevent unauthorized access.

                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                                 SERVICING CRITERIA                    SERVICING CRITERIA                CRITERIA

                                                                                Performed
                                                                                by                  Performed by     NOT
                                                                                Vendor(s)           subservicer(s)   performed by
                                                                                for which           or vendor(s)     the Company
                                                                                the                 for which the    or by
                                                                   Performed    Company is          Company is       subservicer(s)
                                                                   Directly     the                 NOT the          or vendor(s)
                                                                   by           Responsible         Responsible      retained by the
Reference                             Criteria                     the Company  Party               Party            Company
1122(d)(2)(vii)  Reconciliations are prepared on a                     X
                 monthly basis for all asset-backed
                 securities related bank accounts,
                 including custodial accounts and related
                 bank clearing accounts. These
                 reconciliations are (A) mathematically
                 accurate; (B) prepared within 30
                 calendar days after the bank statement
                 cutoff date, or such other number of days
                 specified in the transaction agreements;
                 (C) reviewed and approved by someone
                 other than the person who prepared the
                 reconciliation; and (D) contain
                 explanations for reconciling items.
                 These reconciling items are resolved
                 within 90 calendar days of their original
                 identification, or such other number of
                 days specified in the transaction
                 agreements.

                 Investor Remittances and Reporting

1122(d)(3)(i)    Reports to investors, including those                                                                   X
                 to be filed with the Commission, are
                 maintained in accordance with the
                 transaction agreements and applicable
                 Commission requirements. Specifically,
                 such reports (A) are prepared in
                 accordance with timeframes and other
                 terms set forth in the transaction
                 agreements; (B) provide information
                 calculated in accordance with the terms
                 specified in the transaction agreements;
                 (C) are filed with the Commission as
                 required by its rules and regulations;
                 and (D) agree with the investors' or
                 the trustee's records as to the total unpaid
                 principal balance and number of pool
                 assets serviced by the Servicer.

1122(d)(3)(ii)   Amounts due to investors are allocated                                                                  X
                 and remitted in accordance with
                 timeframes, distribution priority and
                 other terms set forth in the transaction
                 agreements.

1122(d)(3)(iii)  Disbursements made to an investor are                                                                   X
                 posted within two business days to the
                 Servicer's investor records, or such other
                 number of days specified in the transaction
                 agreements.

1122(d)(3)(iv)   Amounts remitted to investors per the                                                                   X
                 investor reports agree with cancelled
                 checks, or other form of payment, or
                 custodial bank statements.

                 Pool Asset Administration

1122(d)(4)(i)    Collateral or security on pool assets                                                                   X
                 is maintained as required by the
                 transaction agreements or related
                 mortgage loan documents.

1122(d)(4)(ii)   Pool assets and related documents are                                                                   X
                 safeguarded as required by the
                 transaction agreements.

                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                                 SERVICING CRITERIA                    SERVICING CRITERIA                CRITERIA

                                                                                Performed
                                                                                by                  Performed by     NOT
                                                                                Vendor(s)           subservicer(s)   performed by
                                                                                for which           or vendor(s)     the Company
                                                                                the                 for which the    or by
                                                                   Performed    Company is          Company is       subservicer(s)
                                                                   Directly     the                 NOT the          or vendor(s)
                                                                   by           Responsible         Responsible      retained by the
Reference                             Criteria                     the Company  Party               Party            Company
1122(d)(4)(iii)  Any additions removals or                             X
                 substitutions to the asset pool are made,
                 reviewed and approved in accordance with
                 any conditions or requirements in the
                 transaction agreements.

1122(d)(4)(iv)   Payments on pool assets, including any                X
                 payoffs, made in accordance with the related
                 pool asset documents are posted to the
                 Servicer's obligor records maintained no
                 more than two business days after
                 receipt, or such other number of days
                 specified in the transaction agreements,
                 and allocated to principal, interest or
                 other items (e.g., escrow) in accordance
                 with the related pool asset documents.

1122(d)(4)(v)    The Servicer's records regarding the                  X
                 pool assets agree with the Servicer's
                 records with respect to an obligor's
                 unpaid principal balance.

1122(d)(4)(vi)   Changes with respect to the terms or                  X
                 status of an obligor's pool assets (e.g.,
                 loan modifications or re-agings) are
                 made, reviewed and approved by authorized
                 personnel in accordance with the
                 transaction agreements and related pool
                 asset documents.

1122(d)(4)(vii)  Loss mitigation or recovery actions                   X
                 (e.g., forbearance plans, modifications
                 and deeds in lieu of foreclosure,
                 foreclosures and repossessions, as
                 applicable) are initiated, conducted and
                 concluded in accordance with
                 the timeframes or other requirements
                 established by the transaction
                 agreements.

1122(d)(4)(viii) Records documenting collection efforts                X
                 are maintained during the period a pool
                 asset is delinquent in accordance with
                 the transaction agreements. Such records
                 are maintained on at least a monthly
                 basis, or such other period specified in
                 the transaction agreements, and describe
                 the entity's activities in monitoring
                 delinquent pool assets including, for
                 example, phone calls, letters and
                 payment rescheduling plans in cases where
                 delinquency is deemed temporary (e.g.,
                 illness or unemployment).

1122(d)(4)(ix)   Adjustments to interest rates or rates                                                                  X
                 of return for pool assets with variable
                 rates are computed based on the related
                 pool asset documents.

1122(d)(4)(x)    Regarding any funds held in trust for                 X                                                 X^1
                 an obligor (such as escrow accounts): (A)
                 such funds are analyzed, in accordance
                 with the obligor's [pool asset] documents,
                 on at least an annual basis, or such
                 other period specified in the transaction
                 agreements; (B) interest on such funds is
                 paid, or credited, to obligors in
                 accordance with applicable pool asset
                 documents and state laws; and (C) such
                 funds are returned to the obligor within
                 30 calendar days of full repayment of the
                 related pool assets, or such other number
                 of days specified in the transaction
                 agreements.

                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                                 SERVICING CRITERIA                    SERVICING CRITERIA                CRITERIA

                                                                                Performed
                                                                                by                  Performed by     NOT
                                                                                Vendor(s)           subservicer(s)   performed by
                                                                                for which           or vendor(s)     the Company
                                                                                the                 for which the    or by
                                                                   Performed    Company is          Company is       subservicer(s)
                                                                   Directly     the                 NOT the          or vendor(s)
                                                                   by           Responsible         Responsible      retained by the
Reference                             Criteria                     the Company  Party               Party            Company
1122(d)(4)(xi)   Payments made on behalf of an obligor                 X
                 (such as tax or insurance payments) are
                 made on or before the related penalty or
                 expiration dates, as indicated on the
                 appropriate bills or notices for such
                 payments, provided that such support has
                 been received by the Servicer at least 30
                 calendar days prior to these dates, or
                 such other number of days specified in
                 the transaction agreements.

1122(d)(4)(xii)  Any late payment penalties in                         X
                 connection with any payment to be made on
                 behalf of an obligor are paid from the
                 Servicer's funds and not charged to the
                 obligor, unless the late payment was due
                 to the obligor's error or omission.

1122(d)(4)(xiii) Disbursements made on behalf of an                    X
                 obligor are posted within two business
                 days to the obligor's records maintained
                 by the Servicer, or such other number of
                 days specified in the transaction
                 agreements.

1122(d)(4)(xiv)  Delinquencies, charge-offs and                        X
                 uncollectible accounts are recognized and
                 recorded in accordance with the
                 transaction agreements.

1122(d)(4)(xv)   Any external enhancement or other                                                                       X
                 support, identified in Item
                 1114(a)(1) through (3) or Item 1115 of
                 Regulation AB, is maintained as set
                 forth in the transaction agreements.


1 The laws of the Commonwealth of Puerto Rico do not require payment of any interest on funds held in escrow accounts to the obligors. Consequently, criterion (B) of 1122(d)(4)(x) is inapplicable to the Company.



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APPENDIX B

Material instances of noncompliance noted for criteria under paragraph (d) of
Item 1122 of Regulation AB are as follows:


1122(d)(4)(iv)   Certain payments on pool assets, including any payoffs, made in accordance with the related pool asset documents were not allocated to principal, interest or other items in accordance with the related pool asset documents.

1122(d)(4)(viii) Certain records documenting collection efforts were not maintained during the period pool assets were delinquent in accordance with the transaction agreements.

1122(d)(4)(xiv)  Certain information in the delinquency reports sent to the
                 Master Servicer was not reflected in accordance with the transaction agreements.


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